As filed with the Securities and Exchange Commission on January 25, 2001
  Registration No. 33-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               JUNIPER GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Nevada                                           11-2866771
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

              111 Great Neck Road, Suite 604, Great Neck, NY 11021
               (Address of principal executive offices) (zip code)

                   Agreements for Consulting Services for 2001
                            (Full Title of the Plan)

                             2000 Stock Option Plan
                            (Full Title of the Plan)

                             Vlado Paul Hreljanovic
                               JUNIPER GROUP, INC.
                         111 Great Neck Road, Suite 604
                            New York, New York 10022
                                 (516) 829-4670
 (Name, Address and telephone number including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                                  Gerald A. Kaufman
                              33 Walt Whitman Road
                       Huntington Station, New York 11746
                                 (631) 271-2055


Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement


                         CALCULATION OF REGISTRATION FEE



                                         Proposed           Proposed
Title of                                 Maximum            Maximum               Amount of
Securities to     Amount to be        Offering Price        Aggregate           Registration
be Registered      Registered           Per Share          Offering Price            Fee

Stock Options     1,500,000    (1)       $ -  (2)           $  -                   $  -

Common Stock,
$.001 par value   1,500,000 shs          $1.00(6)           $1,500,000             $  454.54

Common Stock,
$.001 par value      75,000 shs(3)       $1.00(6)           $   75,000             $   22.73

Common Stock,
$.001 par value      45,000 shs(4)       $1.00(6)           $   45,000             $   13.64

Common Stock,
$.001 par value      45,000 shs(5)       $1.00(6)           $   45,000             $   13.64

                                                            ----------             ---------
                                Total                       $1,665,000             $  504.55
                                                            ==========             =========

-----------------------------

(1) Represents options granted or to be granted under the 2000 Stock Option Plan (the "Plan") of Juniper Group, Inc. (the "Registrant").

(2)  No Registration Fee is required, pursuant to Rule 457 (h)(2).

(3) Shares issuable upon exercise of options granted to Anthony Bossello in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated January 3, 2001.

(4) Shares issuable upon exercise of options granted to Stephen Apolant in consideration of services rendered and to be rendered pursuant to a Consulting Agreement dated September 22, 2000.

(5) Shares issuable upon exercise of options granted to Charles Dilluvio in consideration of services rendered and to be rendered pursuant to a consulting agreement dated September 11, 2000.

(6) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(i) based upon the per share exercise price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Juniper Group, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), are incorporated by reference in this registration statement.

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

(2) The Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2000; June 30, 2000 and September 30, 2000.

(3) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-18 (File No. 33-35101-NY) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         Not applicable - Securities registered under Section 12.

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6.  Indemnification of Directors and Officers

     Under the Nevada Corporation Law, a corporation's Articles of Incorporation may contain provisions eliminating or limiting the personal liability of a director or officer to the Corporation, or its stockholders for damages for breach of fiduciary duties as a director or officer, except the Corporation must not eliminate or limit liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (b) payment of distributions in violation of the statutes.

     Article 6 of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the Nevada General Corporation Law.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------
4.1            2000 Stock Option Plan (the "Plan")

4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

4.3 Form of Stock Option Agreement under the Plan between the Registrant and the holders of the incentive stock options.

4.4 Consulting Agreement between the Registrant and Anthony Bozzello dated Janaury 3, 2001.

4.5 Consulting Agreement between the Registrant and Stephen Apolant dated September 22, 2000.

4.6            Consulting Agreement between the Registrant and Charles Dilluvio
               dated September 11, 2000.                           .

5.1            Opinion of Gerald A. Kaufman.

23.1           Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

23.2           Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

Item 9.     Required Undertakings.

The undersigned Registrant hereby undertakes:

(a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table.


(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Great Neck, State of New York, on January 25, 2001.

                                          JUNIPER GROUP, INC.



                                          By: /s/ Vlado P. Hreljanovic
                                              ------------------------
                                              Vlado P. Hreljanovic
                                              Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Vlado P. Hreljanovic, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the
capacities indicated on January 25, 2001.                   .

      Signature                              Title

/s/Vlado P. Hreljanovic
-----------------------
Vlado P. Hreljanovic                     President, Chief Executive Officer,
                                         Acting Chief Financial Officer
                                         Chairman of the Board of Directors
                                         (principal executive officer &
                                         Accounting Officer


/s/ Harold A. Horowitz
----------------------
Harold A. Horowitz, Esq.                 Director



/s/ Barry S. Huston                      Director
----------------------
Barry S. Huston, Esq.

                                  EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1            2000 Stock Option Plan (the "Plan")

4.2 Form of Stock Option Agreement under the Plan between the Registrant and the holders of non-qualified stock options.

4.3 Form of Stock Option Agreement under the Plan between the Registrant and the holders of the incentive stock options.

4.4 Consulting Agreement between the Registrant and Anthony Bozzello dated January 3, 2001.

4.5 Consulting Agreement between the Registrant and Stephen Apolant dated September 22, 2000.

4.6 Consulting Agreement between the Registrant and Charles Dilluvio dated September 11, 2000.

5.1            Opinion of Gerald A. Kaufman.

23.1           Consent of Gerald A. Kaufman (included in Exhibit 5.1 hereto).

23.2           Consent of Goldstein & Ganz, P.C., Certified Public Accountants.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                            Exhibit 4.1
                                                            -----------

                              Juniper Group, Inc.
                             2000 Stock Option Plan

1.  Purposes.

     The JUNIPER GROUP, INC. 2000 STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Juniper Group, Inc. (the "Company") and/or any subsidiary or parent thereof with an added incentive to commence and/or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options"). The vesting of one or more Options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above.

2.  Shares Subject to the Plan.

     The total number of shares of Common Stock of the Company, $.001 par value per share, that may be subject to Options granted under the Plan shall be one million five hundred thousand (1,500,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

     ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and NQSOs in tandem with SARs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by Compensation Committee (the "Committee") which shall be comprised of solely of at least two Outside Directors (as such term is defined in regulations promulgated from time to time with respect to Section 162(m)(4)(C)(i) of the
Code) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISOs, NQSOs, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee, if one has been appointed to administer all or part of the Plan, shall have the exclusive right to grant Options to covered employees as defined under Section 162(m)(3) of the Code (generally persons subject to Section 16 of the 1934 Act) and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act and Section 162(m)(4)(C) of the Code, as amended. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5.  Terms of Options.

     Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

     (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion, subject to any minimum option price established from time to time under any state securities law with respect to grants in such states.

     (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.


     (e) An SAR may be exercised at any time during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

     (f) An Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no event may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) except with respect to performance based Options, become fully exercisable more than five years from the date of its grant, nor shall less than 20% of the Option become exercisable in in any of the first five years of the Option, if not terminated as provided in Section 6 hereof. The Board of Directors or the Committee, if applicable, shall, in the event it so elects in its sole discretion, set one or more performance standards with respect to one or more Options upon which vesting is conditioned (which performance standards may vary among the Options).

     (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, or (iv) to the extent allowed by applicable Federal and state securities laws, at the option of the Committee or the Board of Directors in its sole discretion at or prior to the time of exercise, by surrender to the Company of a number of options having an "in-the-money value" that shall equal the Option Price ("in-the-money" value for this purpose shall be the excess of Common Stock at the date of grant over the Option Price). Furthermore, the Committee or Board of Directors, in its sole discretion, may provide for withholding as set forth in Paragraph 9(c) hereof. In the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. To the extent allowed by applicable Federal and state securities laws, the Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

     (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

     (i) All ISOs or SARs in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder thereof only by the holder. The Board or the Committee, in its sole discretion, shall determine whether an Option other than an ISO or SAR in tandem with an ISO shall be transferable. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

     (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

     (l) In no event shall an employee be granted Options for more than 1,000,000 shares of Common Stock during any calendar year period (giving effect to the 1:10 reverse stock split that occurred on December 13, 2000); provided, however, that the limitation set forth in this Section 5(l) shall be subject to adjustment as provided in Section 8 herein.

6.  Death or Termination of Employment/Consulting Relationship.

     (a) Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company voluntarily by employee or termination of a consulting relationship with the Company prior to the termination of the term thereof, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within three (3) months after the date of such termination, subject to the provisions of Subparagraph (d) of this Paragraph 6. Notwithstanding anything contained herein to the contrary, unless otherwise determined by the Board of Directors or the Committee in its sole discretion, any options granted hereunder to an optionee and then outstanding shall immediately terminate in the event the optionee is terminated as a result of performing services for the Company in bad faith or has been convicted of a felony committed against the Company, or is terminated for cause, and the other provisions of this Section 6 shall not be applicable thereto. For purposes of this Section 6, termination for cause shall be deemed the decision of the Company in its sole discretion, that the Optionee has not adequately performed the services for which he/she/it was hired.

     (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or while providing consulting services to the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment/consulting, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in any event within twelve months, less one (1) day after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

     (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

     (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, consulting relationship or death, and in any event may not be exercised after the original expiration date of the Option. Notwithstanding anything contained herein which may be to the contrary, such termination or death prior to vesting shall, unless otherwise determined by the Board of Directors or Committee, in its sole discretion, be deemed to occur at a time the holder was not entitled to exercise the Option.

     (e) The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any Option is or to be accelerated.

7.  Leave of Absence.

     For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

     (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company for solely stock and/or securities, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, or, except as provided in
(b) below, the sale of substantially all the assets of the Company for other than stock and/or securities, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Any Option granted under the Plan, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock. No adjustment shall be made with respect to stock dividends or splits which do not exceed 5% in a fiscal year, cash dividends or the issuance to share holders of the Grantor or rights to subscribe for additional shares of Common Stock or other securities.

9. Further Conditions of Exercise.

     (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

     (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

     (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (c) The Board of  Directors  of the Company  may at any time,  prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.  Not a Contract of Employment.

     Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

     The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

                                                                Exhibit 4.2

               NON-QUALIFIED STOCK OPTION AGREEMENT


     AGREEMENT made as of the 2nd day of January, 2001, by and between Juniper Group, Inc. Inc., a Nevada corporation, having its principal executive offices at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (the "Grantor") ----------- and , with an address at ------------------- ("Optionee").

     WHEREAS, Optionee is an employee of the Grantor as of the date hereof;

     WHEREAS, Grantor is desirous of increasing the incentive of Optionee to exert Optione's utmost efforts to improve the business of the Grantor.

     NOW, THEREFORE, in consideration of the Optione's service to the Grantor, and for other good and valuable consideration, the Grantor hereby grants to the Optionee options to purchase common stock of the Grantor ("Common stock") on the following terms and conditions:

         1.       Option.

     Pursuant to its 2000 Stock Option Plan, as amended (the "Plan"), the Grantor hereby grants to Optionee a non-qualified stock option (not intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code of 1986, as amended) to purchase up to an aggregate of fully paid and non-assessable shares of Common Stock of the Grantor (the "Shares"), subject to the terms and conditions set forth below.

         2.       Purchase Price.

     The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith. The purchase price per Share is as more particularly set forth in Paragraph 3 below.

         3.       Exercise of Option.

          (a) All of said options shall become exercisable on the date hereof at a purchase price of $XX per Share and be exercisable until December 31, 200--.

          (b) The Optionee may exercise all or any part of his option hereunder by delivering a Notice of Exercise substantially in the form of Exhibit A appended hereto to the Grantor hand delivery or by registered or certified mail, return receipt requested, addressed to its principal office specifying the number of Shares that Optionee desires to purchase which notice shall be accompanied by payment in the form of (i) a certified or bank cashier's check payable to the order of the Grantor in an amount equal to the Exercise Price multiplied by the number of Shares for which this option is being exercised, (ii) by delivery of shares of Common Stock having a fair market value equal to the Exercise Price of the Shares for which this option is being exercised, (iii)a full recourse note equal to the Exercise Price and an agreement leaving the Shares with Grantor as collateral until full payment, and (iv) any combination thereof. Notwithstanding anything contained herein to the contrary, to the extent allowed by applicable federal and state securities laws, the Exercise Price may also be paid in full by a broker-dealer to whom Optionee has submitted a Notice of Exercise.

          (c) The Optionee may also convert all or any portion of the options granted hereunder into the number of Shares determined in accordance with the formula set forth below by delivering a Notice of Conversion substantially in the form of Exhibit A appended hereto to the Company by hand delivery or by certified or registered mail, return receipt requested, addressed to its principal office.

          X =      Y(A-B)
                     A

          Where: X = the number of the Shares to be issued to the Optionee upon conversion pursuant to this clause (c).

          Y    = the number of Shares represented by the options so converted.

          A = the fair market value (as determined under the Plan) of one share of Common Stock on the trading date immediately preceding the Company's receipt of the Notice of Conversion.

          B    = the Exercise Price.

          (d) As soon as practicable after exercise or conversion, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

         4.      Option and Employment.

          If the employment relationship is terminated for any reason, the options granted to Optionee hereunder shall remain in effect until expiration.

         5.      Divisibility and Non-Assignability of the Options.

          (a) Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than 100 Shares at any one time, except for the remaining Shares covered by the option if less than 100.

          (b) Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during Optionee's lifetime only by Optionee.

         6.      Stock as Investment.

     By accepting these options, Optionee agrees for Optionee, Optionee's heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for sale or distribution, and upon the issuance of any or all of the Shares Optionee, or Optionee's heirs or legatees receiving the Shares, shall deliver to Grantor a representation in writing, that the Shares are being acquired in good faith for investment and not for sale or distribution. Grantor may place a "stop transfer" order with respect to the Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing the Shares.

         7.      Restriction on Issuance of Shares.

     Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

         8.      Adjustments; Merger or Consolidation

          (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of Grantor of rights to subscribe for additional shares of Common Stock or other securities.

          (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

         9.      No Rights in Option Stock.

          Optionee shall have no rights as a shareholder in respect of Shares as to which the options granted hereunder shall not have been exercised and payment made as herein provided.

         10.     Binding Effect.

          Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.


         11.     Notice.

          All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth above.

         12.     Agreement Subject to Plan.

          Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

         13.     Miscellaneous.

          This Agreement shall be construed under the laws of the State of New York applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                JUNIPER GROUP, INC.


                                By:/s/ Vlado P. Hreljanovic
                                   ------------------------
                                       Vlado P. Hreljanovic

ACCEPTED AND AGREED TO:

                                  EXHIBIT "A"


                               EXERCISE OF OPTION
                                       TO
                                 PURCHASE SHARES


TO:        Juniper Group, Inc.

          The undersigned hereby exercises the within Option for the purchase of shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Non-Qualified Stock Option Agreement, dated as of January --, 20--, between Juniper Group, Inc. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.


                                                      Signature


Social Security or Taxpayer I.D. Number:

Instructions for issuance of stock:


Name


Street                City                               State    Zip Code

                                                       EXHIBIT 4.3
                                                       -----------


                             STOCK OPTION AGREEMENT


                               Grant of options to
                         _____________ (the "Optionee")

                                    under the

             Juniper Group, Inc. 2000 Stock Option Plan (the "Plan")
           as adopted on December 28, 2000 by the Board of Directors, and approved by the shareholders




                             The Purpose of the Plan

     Juniper Group, Inc. (the "Grantor") is a young company. It will need the help of all its employees and consultants to prosper and grow in a market where many of its competitors are bigger and older.

     The success of Juniper Group, Inc. will depend on many factors. One of the most important, is the quality of its management and its consultants, the quality and dedication of their work; the quality of their perseverance. This option is intended to help build a strong management team. The proof of that organizational strength, over time, will be reflected in the financial performance and strength of Juniper Group. Employees and consultants who are chosen for and respond to the incentives in this option will positively share in those financial rewards.

     This option is anticipated to provide Optionee with beneficial tax treatment. That is, no tax will be recognized on the grant of the option. An Optionee who is not an employee at the time of grant will recognize ordinary income at the date of exercise, measured at the fair market value of the grantor's Common Stock at the date of exercise.

     NOW, THEREFORE, in consideration of the promises of the Optionee to provide services as an employee to the Grantor and help it achieve the goals set forth herein and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase Common Stock of the Grantor on the terms and conditions set forth in this Agreement made as of this __th day of ____, 2001 by and between Grantor, a Nevada corporation having its principal place of business at 111 Great Neck Road, Suite 604, Great Neck, New York 11021 and the Optionee, residing at _____________________________

                 1.  Option.

     Pursuant to the Plan, the Grantor hereby grants to the Optionee an Option to purchase, at any time prior to 5:00 p.m. New York time on ________, 20___, up to ( ) fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.00l per share, subject to the terms and conditions of this Agreement, including the conditions for vesting set forth in Section 3(b).


                 2.  Purchase Price.

     The purchase price shall be $ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

                 3.      Exercise of Option.

     (a) The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares which he desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash or certified check) of the option price therefore as specified in Paragraph 2 above. As soon as practicable thereafter, the Grantor shall at its principal office tender to Optionee certificates issued in the Optionee's name evidencing the shares purchased by the Optionee.

     (b) The option granted hereunder shall vest in, and become exercisable by, Optionee in accordance with the following schedule:

( ) shares become vested on _______, 20___.

               4.  Option Conditioned on Continued Consulting Relationship.

     If Optionee's employment relationship with Grantor shall terminate for any reason, any option granted to the Optionee hereunder which has not vested shall immediately expire.

                 5.      Divisibility and Non-Assignability of the Options.

     (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of shares included therein, but in no event may an option be exercised as to less than one hundred (100) shares at any one time, except for the remaining shares covered by the option if less than one hundred (100).

     (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during his lifetime only by the Optionee.

                 6.      Stock as Investment

     By accepting this option, the Optionee agrees for himself, his heirs and legatees that any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder the Optionee, or his heirs or legatees receiving such shares, shall deliver to the Grantor a representation in writing, that such shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such shares with its transfer agent and place an appropriate restrictive legend on the stock certificate.

                    7.       Restriction on Issuance of Shares.

     The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

                 8.        Tax Withholding

     The Company shall be entitled to withhold all amounts required to pay any withholding tax which the Company is required by law to withhold as a result of the exercise of an option granted hereunder and pay over any amounts so withheld.

                 9.      Effect of Mergers. Consolidations or Sales of Assets.

     (a) In the event that the outstanding shares of Common Stock are changed after the date hereof by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, other than in connection with the sale of substantially all the assets of Grantor, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Notwithstanding the above, this option may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(l) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock, so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of the Grantor or its subsidiaries.

                 10.       No Rights in Option Stock.

     Optionee shall have no rights as a shareholder in respect of shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

                 11.       Effect Upon Employment.

     This Agreement does not give the Optionee any right to continued employment by the Grantor.

                 12.       Binding Effect

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

                 13.      Agreement Subject to Plan.

     Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

                    14.      Miscellaneous

     This Agreement shall be construed under the laws of the State of New York. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ th day of , 2001.


JUNIPER GROUP, INC.




By:



AGREED TO AND ACCEPTED:

                                                                Exhibit 4.4


                               SERVICES AGREEMENT

     THIS AGREEMENT is entered into as of January 3, 2001 (the "Effective Date"), by and between ANTHONY BOZZELO, an individual with offices at 33 Tec Street, Hicksville, New York 11801 ("Developer"), and JUNIPER GROUP, INC., a Nevada corporation with offices at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 ("Customer").


     WHEREAS, Developer creates and develops web sites packages and network computer software and hardware used in connection with customer's needs (collectively, the "Project"); and


     WHEREAS, to assist Customer in its day-to-day operations, Developer agrees to provide certain services to Customer, and Customer desires to engage Developer to provide such services, for the term and on the conditions set forth below.


     NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:


I.  PROVISION OF SERVICES; PAYMENT OF SERVICES


1.1 Upon the terms and subject to the conditions of this Agreement, Developer shall, build a network server and develop proprietary software to fit the Customer or its subsidiaries needs, develop a website, database design and programming services attached hereto and incorporated herein by this reference, to Customer.


1.2 Developer agrees that it will at all times use its best commercially reasonable efforts to perform any and all of the services to be provided pursuant to this Section 1 to the reasonable satisfaction of Customer.

1.3 Customer shall pay Developer for services rendered hereunder according to Exhibit A.

1.4 Except as may be provided in Exhibit A, Developer shall not have, nor represent itself as having, any authority under the terms of this Agreement to make agreements of any kind in the name of or binding upon Customer, to pledge Customer's credit, or to extend credit on Customer's behalf.


1.5 Developer shall perform all network and administrative services for the Customer and its subsidiaries for a term of twelve (12) months from the date of this Agreement.


II. CONFIDENTIAL INFORMATION


The parties understand and acknowledge that each of them may have disclosed to it, in connection with the rendition of services and performance of their obligations of this Agreement, confidential and/or proprietary information of the other party. The parties agrees to keep all confidential and proprietary information confidential, except (i) as may be required by law, or (ii) upon the other party prior written consent.

III.     LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company shall hold harmless and indemnify Developer from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Developer relating to the performance by the Company hereunder. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify Developer from claims made against Developer, which arise out of, or in connection with, Developer's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Developer shall hold harmless and indemnify the Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against the Company relating to the performance of Developer's hereunder.

IV.  TERM


4.1 This Agreement shall take effect upon the Effective Date and shall continue in full force and effect through the full and complete satisfaction of the customer, and shall provide all back-up and administrative support to the Customer and its subsidiaries for a term of twelve (12) months from the date of this Agreement.

4.2 Not later than thirty (30) days prior to the then scheduled expiration of this Agreement, Customer may notify Developer that it desires to extend the term of this Agreement for additional services. Promptly after such notice Developer and Customer will negotiate in good faith the terms and conditions for such extension, including but not necessarily limited to the compensation to be payable by Customer to Developer for the services to be provided by Developer during such extension of the term. Any adjustment of compensation is to be based on a revised estimate of the actual costs to be incurred by Developer in providing the services hereunder. If the parties reach agreement on such terms and conditions, then they will amend this Agreement to conform to such agreement; if the parties have not reached agreement on the terms and conditions of such extension prior to ten (10) days before the then-scheduled expiration date of this Agreement, then this Agreement will expire as scheduled and Developer will not have any obligation to fully provide services to Customer hereunder after such expiration date.

4.3 However, Developer will be obligated to complete the services as set forth in Exhibit A to the satisfaction of the Customer.


4.5 Notwithstanding Section 4.1 of this Agreement, Customer may terminate this Agreement at any time by giving written notice of termination (specifying the service or services being terminated) to Developer at least fifteen
     (15) days in advance of the effective date of such termination. In such event, Developer shall be required to restore all computer equipment and systems to full working order. Failure to restore same shall result in liquidated damages in favor of customer in the amount of all sums theretofore paid to Developer.


However, if Developer has not completed the work to the satisfaction of the Customer, the Developer will reimburse the Customer the prorated amount of uncompleted work.

4.6 Notwithstanding Section 4.1 of this Agreement, Developer may terminate this Agreement at any time by giving written notice of termination (specifying the service or services being terminated) to Customer at least thirty (30) days in advance of the effective date of such termination.

V.       Representations and Warranties of Customer.

5.1      Customer hereby represents and warrants to Developer that:

A. Corporate Existence. Customer is a corporation duly organized and validly existing, under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted.

B. Financial Statements. Customer has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBS, which accurately set forth the financial condition of Customer as of the respective dates of such documents.

C. No Conflict. This Agreement has been duly executed by Customer and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree, or order to which Customer is a party or to which Customer is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Customer is subject.

5. 2     Representations and Warranties of Developer.

A. Information: No representation or warranty contained herein, nor a statement in any document, certificate or schedule furnished or to be furnished, pursuant to this Agreement by Developer, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

B. Inside Information Securities Laws Violations: In the course of the performance of his duties, Developer may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Developer acknowledges that his use of such information to purchase or sell securities of Customer, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in Customer's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

C. No Restrictions: There is no pending or threatened suit, action, or legal, administrative arbitration or other proceeding of claim by any governmental agency, whether federal, state, local or foreign, against the Developer or any individual or entity which the Developer controls, is controlled by, or is under common control with, which adversely, or might adversely, effect the (i) Developer's ability to provide the services set forth herein; or
     (ii) the Customer.

     The Developer's performance of the services hereunder is not in violation of any law, statute or regulation of any governmental authority, whether federal, state, local or foreign, or any of the terms, conditions, or provisions of any judgement, order, injunction, decree or ruling of any court or governmental authority, whether federal, state, local or foreign.

     The Developer has all requisite licenses, authorizations and consents, if any, necessary to perform the services hereunder.

D. Reliance Upon Representations. The information provided pursuant to this Agreement may be relied upon by Customer, as true and correct as of the date of delivery of any shares received by Developer through executions of options hereunder.

(a) By reason of Developer's knowledge and experience of financial and business matters in general, and investments in particular, Developer is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and Customer in general and fully understand the speculative nature of such securities and the possibility of such loss;

(b) Developer has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Customer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

(c) Developer has been furnished with a copy of Customer's most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Developer has been furnished with a brief description of Customer's capital structure and any material changes in Customer's affairs that may not have been disclosed in the Disclosure Documents. VI. GENERAL PROVISIONS

6.1      Best Efforts

Developer agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Developer, pursuant to the terms of this Agreement. Developer does not guarantee that his efforts will have any impact on Customer's business or that any subsequent financial improvement will result from Developer's efforts. Customer understands and acknowledges that the success or failure of Developer's efforts will be predicated on Customer's assets and operating results.

6.2 Organization, Good Standing, and Authority. Developer represents and warrants that it has authority to enter into this Agreement and is qualified to perform its obligations hereunder.


6.3 Organization, Good Standing, and Authority. Customer represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has authority to enter into this Agreement and perform its obligations hereunder.

6.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and terminates any and all prior agreements or contracts, oral or written, entered into between the parties relating to the subject matter hereof (although the parties acknowledge that on or about the Effective Date they may execute separate agreements dealing with software licenses and the "distribution" of expedia.com in msn.com, and nothing contained in this Agreement will be deemed to nullify any provisions of such license or carriage agreements). Each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, manner or description whatsoever by either party to the other with respect to the premises except as expressly set forth herein.


6.5 Amendments. This Agreement shall not be amended or otherwise modified or canceled, except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Developer and Customer by their respective duly authorized representatives.


6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Venue for any action or proceeding shall be the County of Nassau.


6.7 Assignment. Neither party hereto may assign this Agreement without the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.


6.8 Notices. All notices in connection with this Agreement shall be deemed given as of the day they are sent by electronic transmission, sent by facsimile or deposited with a commercial courier for delivery to other party at the following addresses:


                           Developer:       Anthony Bozzello
                                            33 Tec Street
                                            Hicksville, NY 11801
                                            Tel:  (516) 937-5598

                           Customer:        Juniper Group, Inc.
                                            111 Great Neck Road, Suite 604
                                            Great Neck, NY 11021
                                            Tel:  (516) 829-4670
                                            Fax:  (516) 829-4691
                                            Attention:  President


or to such other address and/or telex and facsimile number as the party to receive the notice or request so designates by written notice to the other.


6.8 No Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.


6.9 Savings Clause. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.


6.10.Confidentiality. Developer and Customer each agrees that the terms and conditions of this Agreement, including its attachments, will be deemed to constitute, and be treated as, confidential information pursuant to Section II above.


6.11 Further Assurances. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.


6.12 Section Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.


6.13 Relationship of Parties. This Agreement is intended solely as a services agreement, and no partnership, joint venture, employment, agency, franchise, or other form of agreement or relationship is intended. Each party agrees to be responsible for all of its federal and state taxes, withholding, social security, insurance, and other benefits, and all salaries, benefits, and other costs, except as otherwise specifically contemplated by the provisions of this Agreement. From time to time, in connection with the services referred to in Exhibit A, Developer may act as Customer's agent if Customer requests Developer in writing to do so and Developer, in its sole discretion, agrees.


6.14 No Third Party Beneficiaries. This Agreement is not intended to create any rights in any person or entity who is not a party to this agreement, and no such rights are created hereunder.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


JUNIPER GROUP, INC.                                  DEVELOPER:


By: /s/ Vlado P. Hreljanovic                         By:/s/ Anthony Bozzello
    ------------------------                            --------------------
         Vlado Paul Hreljanovic                             Anthony Bozzello
         President

                                    EXHIBIT A


                               SERVICES AGREEMENT


Parties:  ANTHONY BOZZELO and JUNIPER GROUP, INC.


Effective Date:  January 3, 2001


Policies and Procedures: From time to time Customer and Developer may establish one or more Policies and Procedures document(s) that set forth in further detail the agreed upon services provided under this Agreement with respect to particular services.

Services: Developer shall develop a website, design a database for PartnerCare, Inc. develop a billing database for Juniper Healthcare and all subsidiaries of the Customer, develop and integrate the website for the Customer to integrate with Edgar and provide and install the Customer's equipment for Customer's computer network at Customer's Great Neck, New York location in connection with the Project. Developer shall provide network and administrative services for twelve (12) months from the date of this Agreement. Developer shall construct, develop, implement and install the following:

Server Hardware
Software: NT, MSSQL, MS Office2000,  Exchange Server, IIS, proxy
Peachtree 8
4 New Workstations
Programming: 2 servers/workstations/software/email/remote access/admin, back-up and record storage
UPS,  burner,  cables,  switchbox
Rebuild 4 stations as utility service units, w/scanner, burner, software

1. Compensation:

a) For the services rendered by Developer as an independent consultant to Customer, Customer shall pay Developer the sum $89,000.

                                      -or-

Customer shall pay Developer an irrevocable option to purchase up to Eighty Nine Thousand ($89,000) Dollars in value of Juniper's common stock, par value $.001 per share. The number of shares issued shall be determined by dividing the Eighty Nine Thousand by the bid price at the date of exercise, which is in lieu of cash compensation. The term of the option to purchase shares of Juniper's common stock, shall be in full force for a period of three (3) years from the date of this Agreement. If termination occurs for any reason, Developer's option shall remain in effect to the last date of service.


The shares when issued to the Developer, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, not subject to any liens or encumbrances and shall be issued to Developer in accordance with a mutually acceptable plan of issuance as to relieve securities and/or Developer from transferability of shares in compliance with applicable registration provisions or exemptions.


b) Developer shall exercise options by delivering the option price, along with the executed Investment Letter annexed hereto as Exhibit B to Customer. Developer will release such funds due him to Customer upon execution of the Investment Letter and Customer shall make delivery of Certificates representing the number of shares of common stock exercised.

c) The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of Customer on even date herewith, which specified that Developer is to receive the rights to purchase shares in the manner set forth herein.

d) Customer shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires Customer to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e) The parties hereto acknowledge that the issuance of Customer's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Developer has read and understands:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF CUSTOMER.

f) The Option can only be exercised by Developer, Developer's beneficiary or Developer's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately be null and void.

                                    EXHIBIT B

                                INVESTMENT LETTER


                                                                       Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Group, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of JUNIPER GROUP, INC. a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

     The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

     I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

     I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

     I understand that the Shares issued to me will bear a legend substantially as follows:

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

Mr. Vlado P. Hreljanovic
JUNIPER GROUP, INC.
Page Two

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            __________________________________

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                                                                Exhibit 4.5



                              CONSULTING AGREEMENT

                              Consulting Agreement
                                     Between
                               Juniper Group, Inc.
                                      And.
                               Stephen E. Apolant


     This Consulting Agreement made and entered into this 22nd Day of September 2000 by and between Juniper Group Inc., having an office at 111 Great Neck Road, Suite 604, Great Neck, NY 11021 (hereinafter "JUNI") and Stephen E. Apolant (hereinafter "Consultant") independent contractors, having an address at 565 Plandome Road, Suite 244. Manhasset, NY, 11030.

                                 P R E M I S E S

WHEREAS, JUNI, through its healthcare subsidiaries is engaged in the business of securing the services of healthcare professionals, medical provider networks, management service organizations, as well as physician practice management organizations.

WHEREAS, Consultant represent themselves as qualified to perform the desired services required by JUNI.

WHEREAS, JUNI desires to retain Consultant to act as a finder for acquisition candidates for JUNI and its subsidiaries, and JUNI shall compensate Consultant for the services by issuing Consultant options to purchase shares of the JUNI common stock.

The Consultant is willing to perform such consulting services on the terms and conditions herein contained.

                                A G R E E M E N T

NOW THEREFORE, in consideration of the above stated premises and the promises herein contained, and for good and valuable consideration, the parties hereto agree as follows:

1.       Engagement of Consultant:

JUNI hereby retains Consultant and Consultant agrees to act as a finder for potential acquisition candidates in the healthcare segment of its business.

2.       Terms:

JUNI hereby retains Consultant for a period of five (5) months ending February 21, 2001, and renewable after February 21, 2001, on a monthly basis, only by a written notification from JUNI to Consultant, to provide the services set forth herein.

A. Scope of Consultant's Work:

1. On a non-exclusive basis, Consultant shall introduce JUNI to possible acquisition candidates, evaluate JUNI's possible acquisition candidates, review the business and operation of the candidates, assist JUNI in obtaining information for its due diligence review of the possible candidates, and coordinate the dissemination of information to and from the candidates.

B. Work Assignment

1.   Specific  verbal and written tasks are to be coordinated  through Mr. Vlado
     P. Hreljanovic, President of JUNI with periodic plans submitted as well as ongoing monthly progress reports sent to Mr. Hreljanovic. The parties shall document each candidate introduced by Consultant.

2. Compensation: As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

( i) JUNI shall pay monthly compensation of Nine Thousand (9,000) Dollars in cash for the term of this Agreement.

                                      -or-

( ii) JUNI shall have the option to pay Consultant's services for that month period with a grant of irrevocable options to purchase up to Nine Thousand (9,000) Dollars in value of Juniper's common stock, par value $.001 per share. The number of shares issued in each monthly option shall be determined by dividing Nine Thousand Dollars by $1.00 and may be exercised at $1.00 per share, which exercise is in lieu of cash compensation for such month. The term of this option to purchase shares of Juniper's common stock shall be in full force for a period of four (4) years from the date of this Agreement. If termination occurs for any reason, Consultant's options remain in effect until expiration.

b. Consultant shall exercise options by delivering the option price, along with the executed Investment Letter annexed hereto as Exhibit A to JUNI. Consultant will release such funds due him to JUNI upon execution of the Investment Letter and JUNI shall make delivery of Certificates representing the number of shares of common stock exercised.

c. The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of Juniper on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

d. JUNI shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires it to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e. The parties hereto acknowledge that the issuance of JUNI's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

4.       Person Entitled To Exercise.

     The Option can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately be null and void.

5.       Termination of Agreement by the Company.

     It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by JUNI to Consultant shall be returned to JUNI. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination.

6.       Reports To JUNI

a. Commencing October 1st, 2000, and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to JUNI a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and JUNI.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of JUNI with verbal reports concerning its activities.

This Agreement may be extended beyond the period specified herein as set forth herein.

7.       Confidential Information

     JUNI agrees to promptly provide and fully disclose to Consultant any and all information regarding JUNI, which Consultant deems pertinent to its engagement hereunder.

     Consultant   acknowledges   that  any  and  all  knowledge  or  information
concerning JUNI and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of JUNI and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof.

     As used herein, "confidential" knowledge or information means: (a) all information regarding JUNI, which is not generally available to the public; and
(b) all information regarding JUNI, which was received by Consultant from a source with confidentiality obligations to JUNI.

     Consultant shall, upon the termination of his engagement by JUNI for any reason whatsoever, immediately surrender and turn over to JUNI all "confidential" material including, but not limited to, books, forms, records, JUNI lists and all other papers and writings relating to JUNI and all other property belonging to JUNI, it being understood and agreed that the same are the sole property of JUNI. This includes any and all papers, documents and computer records created or held by Consultant.

     In addition to any other rights or remedies to which JUNI may be entitled, JUNI shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

         This section shall survive termination of this Agreement.

8.       Best Efforts Basis.

     Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

9.       Client's Rights to Approve Transactions.

     JUNI expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves JUNI. Consultant and JUNI agree that Consultant is not authorized to enter into agreements on behalf of JUNI.

10.  JUNI Under No Duty or Obligation to Accept or Close on any Transactions.

     It is mutually understood and agreed that JUNI is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

11.      Costs and Expenses.

     Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by JUNI within thirty (30) days from the date that the Consultant submits approved expense report to JUNI.

12.      Consultant Status

     Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venture's between Consultant and JUNI

13.      Representations Of JUNI

         JUNI hereby represents and warrants as follows:

a. Organization and Standing. JUNI is a corporation validly existing and in good standing under the laws of Nevada.

b. Corporate Power and Authority. JUNI has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of JUNI in accordance with its terms.

c. Financial Statements. Juniper has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBS, which accurately set forth the financial condition of JUNI as of the respective dates of such documents.

14.      Representations Of Consultant

         Consultant hereby represents and warrants as follows:

a. Power and Authority. Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b. Inside Information Securities Laws Violations. In the course of the performance of his duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of JUNI, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in JUNI's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

(c) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and JUNI in general and fully understand the speculative nature of such securities and the possibility of such loss;

(d) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

(e) Consultant has been furnished with a copy of JUNI's most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of JUNI's capital structure and any material changes in JUNI's affairs that may not have been disclosed in the Disclosure Documents.

15.      Defaults

     In the event that JUNI fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to JUNI.

16.      Notices

     All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

17.      Indemnification

     JUNI shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by JUNI hereunder. Notwithstanding the foregoing, JUNI shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Consultant shall hold harmless and indemnify JUNI from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against JUNI relating to the performance of Consultant's hereunder.

18.      Binding Effect; Assignment

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

19.      Entire Agreement

     This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

20.      Headings

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

21.      Counterparts

     This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

22.      Separability

     To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

23.      Waiver

     A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.


IN WITNESS THEREOF, the Parties have caused this agreement to be executed on its behalf by a duly authorized officer and consultant as hereunto agreed by authorized signatures, all as of the day and year first above written.


Consultant:                                    Juniper Group, Inc. (JUNI)


/s/ Stephen E. Apolant                          By: /s/ Vlado P. Hreljanovic
----------------------                              ------------------------
    Stephen E. Apolant                                  Vlado P. Hreljanovic
                                                        President & CEO

                                   EXHIBIT A


                                INVESTMENT LETTER


                                               Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Group, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of JUNIPER GROUP, INC. a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

     The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

     I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

     I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

     I understand that the Shares issued to me will bear a legend substantially as follows:

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

Mr. Vlado P. Hreljanovic
JUNIPER GROUP, INC.
Page Two

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            __________________________________

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                                                                Exhibit 4.6


                              CONSULTING AGREEMENT

     AGREEMENT, made as of September 11th, 2000 by and between Charles Dilluvio, 3118 Wilkinson Ave., Pelham Bay, New York 10461 (the "Consultant') and Juniper Group, Inc., 111 Great Neck Road, Suite 604, Great Neck, New York 11021 (the "Company')

                                 P R E M I S E S


     The Company and one of its subsidiaries is in the business of providing a comprehensive array of support services for cable, DSL, telecommunications and wireless networks.

     The Company desires to retain Consultant to render evaluation and consulting services, including broadband services relating to market analysis, public relations, competition analysis, strategic planning and development of the internet and technology solutions; and

     The Company desires to retain Consultant to perform these services and to compensate Consultant for these services by issuing the Consultant options to purchase shares of the Company's common stock.

     The Consultant is willing to perform such consulting services on the terms and conditions herein contained.

                                    AGREEMENT


     NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the parties agree as follows:

1.       ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to render the consulting services set forth below and such other matters as requested by the Company, and in furtherance of the business goals of the Company.

 2.       CONSULTANT'S DUTIES

     Consultant shall, at the request of the Company, provide business management and marketing consultation services on a non-exclusive basis. Such services shall include advice concerning the implementation and monitoring of business and marketing plans in the IT environment, as well as establishing and/or enhancing the Company's internet presence, retaining trade attorneys and other professionals, as required. The Consultant may also render the following services at the request of the Company:

     Market Analysis & Public Relations -- Consultant will assist the Company in researching market conditions and the Company's competitors in the broadband market. Consultant will develop a strategic plan to disseminate information regarding the Company and the Company's market through traditional media and the Internet.

     Strategic Transactions -- Consultant will assist the Company in evaluating the advisability of entering into acquisitions and joint venture transactions. Consultant will assist the Company in developing an understanding of the financial and strategic objectives relating to such proposed transactions, and will develop a strategy to accomplish the Company's goals.

     Recapitalization and Restructuring -- Consultant will analyze various capital structures suitable for the Company and determine the valuations of the various components of the Company's business. Consultant will evaluate the Company's business to assist in developing a restructuring plan, if advisable.

     Internet and Technology Solutions -- Consultant will assist the Company in developing an internet presence, including the development or reengineering of the Company's web site to better promote and grow the Company's business.

3.       TERM

     The term of this agreement shall commence on the date hereof and shall continue for four (4) months, which may be extended on a monthly basis in writing by the Company. Either party may terminate this Agreement upon thirty
(30) days written notice to the other party, effective after the initial four month term hereof.

4.       COMPENSATION

a. As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

( i) The Company shall pay monthly compensation of Eleven Thousand Two Hundred Fifty (11,250) Dollars in cash for the term of this Agreement.

                                      -or-

( ii) The Company shall have the option to pay Consultant's services for that month period with a grant of irrevocable options to purchase up to Eleven Thousand Two Hundred Fifty (11,250) Dollars in value of Juniper's common stock, par value $.001 per share, which exercise is in lieu of cash compensation for such month. The number of shares issued in each monthly option shall be determined by dividing Eleven Thousand Two Hundred Fifty Dollars by $1.00 and may be exercised at $1.00 per share, which exercise is in lieu of cash compensation. The term of this option to purchase shares of Juniper's common stock shall be in full force for a period of four (4) years from the date of this Agreement. If termination occurs for any reason, Consultant's options remain in effect through expiration.

b. Consultant shall exercise options by delivering the option price, along with the executed Investment Letter annexed hereto as Exhibit A to the Company. Consultant will release such funds due him to the Company upon execution of the Investment Letter and the Company shall make delivery of Certificates representing the number of shares of common stock exercised.

c. The granting of the share purchase rights is being made pursuant to a resolution adopted by the Board of Directors of Juniper on even date herewith, which specified that Consultant is to receive the rights to purchase shares in the manner set forth herein.

d. The Company shall make immediate delivery of such shares upon full payment and receipt of a duly executed investment representation letter, provided that if any law or regulation requires it to take any action with respect to the shares specified in such notice before the issuance hereof, the date of such delivery of such shares shall be extended for the period necessary to take such action.

e. The parties hereto acknowledge that the issuance of the Company's shares upon the exercise of the share purchase rights hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Securities Act"), or any other state or federal law, that the shares issued upon exercise of the Investment Letter will therefore be "restricted Securities" within the meaning of the Securities Act and Rule 144 promulgated under the Securities Act. All certificates representing the shares issued pursuant to this Agreement, any and all certificates issued in replacement thereof or in exchange therefore, shall bear a legend, in substantially the following form, which Consultant has read and understands:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF JUNIPER.

5.       PERSON ENTITLED TO EXERCISE.

     The Option can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately be null and void.

6.       TERMINATION OF AGREEMENT BY THE COMPANY.

     Despite anything to the contrary contained in this Agreement hereunder, the Company may terminate this Agreement if any of the following events occur. In the event of such termination, Consultant may exercise any options which have issued for services already rendered, but Consultant is not entitled to any portion of the options which would have been issued for services which had not been performed prior to this termination.

A. Failure to Follow Instructions. The Company can terminate this Agreement in the event Consultant fails to follow the Company's instructions. The
     Company must advise Consultant that his actions or inactions are unacceptable and give Consultant a reasonable time to comply. If Consultant fails to comply, or a later time makes the same unacceptable action or inaction, he may be terminated hereunder by the Company's service of "Notice of Termination" to Consultant.

B. Breach of Consultant's Duties. The Company can terminate this Agreement if in the sole judgment of the Chief Executive Officer, Consultant's actions or conduct would make it unreasonable to require the Company to retain Consultant.

C. Sale of The Company's Assets. The sale of substantially all of the Company's assets to a single purchaser or group of associated partners.

7. REPORTS TO THE COMPANY

a. Commencing October 1st, 2000, and at least once each month therafter during the Term of this Agreement, Consultant shall prepare and present to the Company a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and the Company.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of the Company with verbal reports concerning its activities.

8. THIRD PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

9. CONFIDENTIAL INFORMATION

     The Company agrees to promptly provide and fully disclose to Consultant any and all information regarding the Company, which Consultant deems pertinent to its engagement hereunder.

     Consultant acknowledges that any and all knowledge or information concerning the Company and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof.

     As used herein, "confidential" knowledge or information means: (a) all information regarding the Company, which is not generally available to the public; and (b) all information regarding the Company, which was received by Consultant from a source with confidentiality obligations to the Company.

     Consultant shall, upon the termination of his engagement by the Company for any reason whatsoever, immediately surrender and turn over to the Company all "confidential' material including, but not limited to, books, forms, records, the Company lists and all other papers and writings relating to the Company and all other property belonging to the Company, it being understood and agreed that the same are the sole property of the Company. This includes any and all papers, documents and computer records created or held by Consultant.

     In addition to any other rights or remedies to which the Company may be entitled, the Company shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

     This section shall survive termination of this Agreement.

10. CONSULTANT STATUS

     Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

11. REPRESENTATIONS OF THE COMPANY

     The Company hereby represents and warrants as follows:

a. Organization and Standing. The Company is a corporation validly existing and in good standing under the laws of Nevada.

b. Corporate Power and Authority. The Company has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of the Company in accordance with its terms.

c. Financial Statements. Juniper has or will cause to be delivered, concurrent with the execution of this Agreement, copies of the most recent Form 10-KSB, the Proxy Statement, and all subsequent 10-QSBS, which accurately set forth the financial condition of The Company as of the respective dates of such documents.

12. REPRESENTATIONS OF CONSULTANT

     Consultant hereby represents and warrants as follows:

a. Power and Authority. Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b. Inside Information Securities Laws Violations. In the course of the performance of his duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in The Company's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

c. Consultant has been furnished with a copy of the Comapny's most recent Annual Report on Form 10-KSB, the Proxy Statement, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of the Company's capital structure and any material changes in the Company's affairs that may not have been disclosed in the Disclosure Documents.

13. DEFAULTS

     In the event that the Company fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to the Company.

14. NOTICES

     All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

15. INDEMNIFICATION

     The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by the Company hereunder. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

     The Consultant shall hold harmless and indemnify the Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against the Company relating to the performance of Consultant's hereunder.

16. BINDING EFFECT; ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

17. ENTIRE AGREEMENT

     This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

18. HEADINGS

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

19. COUNTERPARTS

     This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

20. SEPARABILITY

     To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

21. WAIVER

     A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

Company:                                       Consultant:

Juniper Group, Inc.                            /s/ Charles Dilluvio
                                               --------------------
                                                   Charles Dilluvio


By: /s/Vlado P. Hreljanovic
    -----------------------
      Vlado P. Hreljanovic

                                                       EXHIBIT "A"

                                                  INVESTMENT LETTER


                                                                       Date:

Mr. Vlado P. Hreljanovic
Chairman of the Board
Chief Executive Officer
Juniper Group, Inc.
111 Great Neck Road, Suite 604
Great Neck, NY  11021

Dear Mr. Hreljanovic,

     In connection with my purchase (acquisition) of shares of common stock, par value $.001 per share (the "Shares"), of JUNIPER GROUP, INC. a Nevada
Corporation (the "Company"), issued in consideration of an aggregate of $_______, or $________ per share, I acknowledge that you have advised me that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of statutory exemptions in Section 4(2) thereof relating to transactions not involving a public offering and that your reliance on this statutory exemption is based in part on the representations made by me in this letter.

     The certificate(s) representing the shares are to be delivered to me as soon as practicable following the Company's receipt of full payment of ($ ) for the Shares.

     I understand that the following reports by the Company under the Securities Exchange Act of 1934, as amended, including the Form 10-KSB for the fiscal year ended December 31, _____, and the Form 10-QSB's for the quarter(s) of 200___, plus any and all documents, instruments records and books pertaining to the Company and this investment have been made available to me and my attorney(s), accountant(s) or investment advisor(s). I have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit me to evaluate the merits and risks of acquiring the Shares.

     I hereby represent to you that I am acquiring the Shares for investment for my own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of the Shares to be within my control at all times.

     I understand that investment in the Shares involve a very high degree of risk and that I may lose my entire investment therein.

     I understand that the Shares issued to me will bear a legend substantially as follows:

     "This certificate and the shares of stock represented hereby have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be transferred, re-offered and sold unless registered or unless an exemption from registration is available".

Mr. Vlado P. Hreljanovic
JUNIPER GROUP, INC.
Page Two

     In the absence of an effective registration statement under the Act covering the Shares, I shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to you, that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

     In the event that I, or anyone acting on my behalf who shall be entitled to dispose of any of the Shares, shall decide to dispose of such Shares in the absence of an effective registration statement, as a condition to any such disposition I will obtain, if required by you, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings and representations which are hereby made.

     Finally, all legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of "no-action" letters in accordance with the provisions hereof shall be entirely my obligation and responsibility and shall not be any of your responsibility, and I will promptly pay and discharge the same. Please issue the Shares in accordance with the instructions set forth at the bottom of this letter.

                                            Very truly yours,


                                            __________________________________

Date: __________________________


Please register the Shares as follows:

Name:

Address:

Soc. Sec. #

                               Gerald A. Kaufman
                                Attorney at Law
                              33 Walt Whitman Road
                       Huntington Station, New York 11746

                                                                     Exhibit 5.1
                                                                     -----------


January 25, 2001

Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

Re: Registration Statement on Form S-8 Relating to 1,665,000 Shares of Common Stock, Par Value $. 001 Per Share, of Juniper Group, Inc. Issuable under a Stock Option Plan.

Gentlemen:

     I am counsel to Juniper Group, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,665,000 shares (the "Shares") of the Company's common stock, par value $. 001 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to a Stock Option Plan and an Agreement for Consulting Services.

     I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as I have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued upon exercise of any options granted hereunder have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 or 11 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,


                                                  /s/ Gerald A. Kaufman
                                                  ---------------------
                                                  Gerald A. Kaufman

                                                              EXHIBIT 23.2
                                                              ------------


                             GOLDSTEIN & GANZ, P.C.
                          Certified Public Accountants
                          98 Cuttermill Road, Suite 352
                           Great Neck, New York 11021





Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Suite 604
Great Neck, New York  11021


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated January 25, 2001, of Juniper Group, Inc. of our report dated March 29, 2000, appearing on Page F-2 of Form 10-KSB for the fiscal year ended December 31, 1999.


     This consent is in connection with the Registration Statement under the Securities Act of 1933, as amended, 1,665,000 shares of Common Stock. par value $.001 per share, of Juniper Group, Inc., issuable under a Stock Option Plan.


                                             GOLDSTEIN & GANZ, P.C.





Great Neck, New York
January 25, 2001